Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-271098 on Form S-8 of our report dated June 15, 2023, relating to the financial statements and supplemental schedule of the Crane Savings and Investment Plan (formerly known as the Amended and Restated Crane Co. Savings and Investment Plan) appearing in this Annual Report on Form 11-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP
Stamford, Connecticut
June 15, 2023